Exhibit 99.1

   Point Therapeutics Reports First Quarter 2006 Financial Results;
       Conference Call Scheduled for May 9, 2006 at 4:30 PM EST

    BOSTON--(BUSINESS WIRE)--May 9, 2006--Point Therapeutics, Inc. (NASDAQ: POTP) today reported financial results for the fiscal quarter ended March 31, 2006.
    Point reported a net loss of $7,857,000 or $0.24 per basic and diluted share in the first quarter of 2006, compared with a net loss of $4,915,000, or $0.25 per basic and diluted share, in the first quarter of 2005.
    In the first quarter of 2006, Point achieved several important milestones:

    -- Initiated a second Phase 3 clinical trial in metastatic non-small cell lung cancer (NSCLC) to evaluate talabostat in combination with pemetrexed versus pemetrexed with placebo. The first Phase 3 trial studying talabostat in metastatic NSCLC in combination with docetaxel versus docetaxel with placebo was launched in October of 2005.

    --  Announced a collaboration with the National Cancer Institute
        (NCI) to study talabostat in combination with chemotherapy in pediatric patients with solid tumors. The primary objectives of the Phase 1 study are to evaluate the safety and dosing of talabostat in combination with chemotherapy in the pediatric population.

    -- Continued Phase 2 studies in metastatic melanoma, advanced chronic lymphocytic leukemia and metastatic pancreatic cancer.

    -- Presented data further elucidating talabostat's novel dual mechanism of action during a Company Research and Development Day. Preclinical studies suggest that talabostat is an oral dipeptidyl peptidase (DPP) inhibitor with anti-tumor activity achieved by targeting tumor stromal fibroblast activation protein (FAP) and macrophage-associated DPP 8 and DPP 9. Inhibition of FAP can suppress tumor growth, and inhibition of DPP 8 and 9 can stimulate innate and adaptive immune responses that kill tumor cells.

    "In February, we achieved an important milestone when we enrolled the first patient in our second Phase 3 trial in metastatic non-small cell lung cancer," said Don Kiepert, President and CEO of Point Therapeutics, Inc. "We were also pleased to launch a new Phase 1 study in pediatric solid tumors with the NCI. This is the first time talabostat has been studied in children. In addition to our clinical progress, Point has also made significant advancements in further elucidating talabostat's mechanism of action, which we presented during a Company Research and Development Day in April. We believe that talabostat's stromal targeted activity through the inhibition of FAP and immunostimulatory activity through the inhibition of DPP 8 and DPP 9 create a new and exciting approach for the treatment of cancer," concluded Kiepert.
    Revenues of $139,000 were recorded in the first quarter of 2006 resulting from a $600,000 Orphan Products Development grant which is funding a portion of Point's current Phase 2 study combining talabostat with rituximab in advanced chronic lymphocytic leukemia.
    Research and development expenses increased to $6,318,000 in the first quarter of 2006 from $3,553,000 in the first quarter of 2005. The increase in research and development costs for the quarter resulted primarily from costs associated with the company's two Phase 3 non-small cell lung cancer trials.
    General and administrative expenses increased to $2,018,000 in the first quarter of 2006 from $1,444,000 in the first quarter of 2005. The increase in general and administrative expenses for the quarter resulted primarily from costs for new hires and other expenses to support the company's programs.
    Point's cash and investment balance as of March 31, 2006 was $30,992,000. Interest income was $341,000 in the first quarter of 2006 compared to $81,000 in the first quarter of 2005. The increase in interest income resulted from a higher average cash balance and higher interest rates earned on invested balances.


    A conference call is schedule for today, May 9 at 4:30 PM EST.

    U.S. & Canada toll-free dial in #: 800-299-0433
    International dial in #: 617-801-9712
    Participant code: 23190397
    Replay toll-free dial in #: 1-888-286-8010
    Replay international dial in #: 617-801-6888
    Replay code: 69522614

    About Point Therapeutics, Inc.:

    Point is a Boston-based biopharmaceutical company developing a portfolio of dipeptidyl peptidase (DPP) inhibitors for use in cancer, type 2 diabetes and as vaccine adjuvants. Point is currently studying its lead product candidate, talabostat, in two Phase 3 trials in non-small cell lung cancer. Point is also studying talabostat in several Phase 2 trials, including as a single-agent in metastatic melanoma, in combination with cisplatin in metastatic melanoma, in combination with rituximab in advanced chronic lymphocytic leukemia, and in combination with gemcitabine in metastatic pancreatic cancer. In addition, Point's portfolio includes two other DPP inhibitors in preclinical development--PT-630 for type 2 diabetes, and PT-510 as a vaccine adjuvant.

    Certain statements contained herein are not strictly historical and are "forward looking" statements as defined in the Private Securities Litigation Reform Act of 1995. This information includes statements on the prospects for our drug development activities and results of operations based on our current expectations, such as statements regarding certain milestones with respect to our clinical program and our product candidates. Forward-looking statements are statements that are not historical facts, and can be identified by, among other things, the use of forward-looking language, such as "believes," "expects," "may," "will," "should," "seeks," "plans," "schedule to," "anticipates" or "intends" or the negative of those terms, or other variations of those terms of comparable language, or by discussions of strategy or intentions. A number of important factors could cause actual results to differ materially from those projected or suggested in the forward looking statement, including, but not limited to, the ability of Point to (i) successfully develop and manufacture products, (ii) obtain external funding to finance the operations, (iii) obtain the necessary regulatory approvals, and (iv) obtain and enforce intellectual property rights, as well as the risk factors described in Point's Annual Report on Form 10-K, filed with the Securities and Exchange Commission on March 15, 2006, and from time to time in Point's other reports filed with the Securities and Exchange Commission.



                       POINT THERAPEUTICS, INC.
                     (A Development Stage Company)

                 CONSOLIDATED STATEMENTS OF OPERATIONS
                              (UNAUDITED)
                                                          Period from
                                                          September 3,
                                                              1996
                                                           (date of
                                                           inception)
                                  Three months ended        through
                                       March 31,            March 31,
                                  2006          2005          2006
                             ------------- ------------- -------------
REVENUES
   License revenue           $          -  $          -  $  5,115,041
   Sponsored research
    revenue                       138,795             -     2,700,000
                             ------------- ------------- -------------
            Total revenues        138,795             -     7,815,041
                             ------------- ------------- -------------


OPERATING EXPENSES
   Research and development     6,318,363     3,552,984    56,788,021
   General and
    administrative              2,018,397     1,443,632    23,256,204
                             ------------- ------------- -------------
            Total operating
             expenses           8,336,760     4,996,616    80,044,225
                             ------------- ------------- -------------

Net loss from operations       (8,197,965)   (4,996,616)  (72,229,184)

Interest income                   341,352        81,271     2,086,844
Interest expense                        -             -       (82,652)
                             ------------- ------------- -------------
Net loss                     $ (7,856,613) $ (4,915,345) $(70,224,922)
                             ============= ============= =============

Basic and diluted net loss
 per common share            $      (0.24) $      (0.25)
                             ============= =============
Basis and diluted weighted
 average common shares
 outstanding                   32,754,959    19,439,848
                             ============= =============



                       POINT THERAPEUTICS, INC.
                     (A Development Stage Company)

                 CONDENSED CONSOLIDATED BALANCE SHEETS
                              (UNAUDITED)



                                             March  31,   December 31,
                                                2006         2005
                                           -------------  ------------
ASSETS
Cash, cash equivalents and restricted cash  $30,991,805   $37,634,230
Property and equipment, net                     320,600       344,432
Other assets                                  2,015,562     2,421,937
                                            ------------  ------------

Total assets                                $33,327,967   $40,400,599
                                            ============  ============



LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities                         $ 6,179,653   $ 5,954,544
Other liabilities                                45,361        47,087
Total stockholders' equity                   27,102,953    34,398,968
                                            ------------  ------------

Total liabilities and stockholders' equity  $33,327,967   $40,400,599

    CONTACT: Point Therapeutics, Inc.
             Sarah Cavanaugh, 617-933-7508
             Director, Corporate Communications